Exhibit 10.2

[REDACTED — OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION AND IS DENOTED HEREIN BY ***.]

NORTH CAROLINA		IN THE GENERAL COURT OF JUSTICE SUPERIOR COURT DIVISION
FORSYTH COUNTY		01 CVS 4733

BLUE RHINO CORPORATION,	)
)
Plaintiff,	)	RELEASE AND
	)	SETTLEMENT AGREEMENT
vs.	)
)
PRICEWATERHOUSECOOPERS LLP,	)
)
Defendant.	)

     This Release and Settlement Agreement is made and entered into this 26th day of February, 2003 by and between Blue Rhino Corporation (“Blue Rhino”) and PricewaterhouseCoopers LLP (“PwC”) (collectively the “Parties”);

     WHEREAS, the Parties are currently engaged in litigation in the General Court of Justice, Superior Court Division, of Forsyth County, North Carolina in a case styled Blue Rhino Corporation v. PricewaterhouseCoopers LLP, Case No. 01 CvS 4733 (the “Lawsuit”); and

     WHEREAS, the Parties, based upon this Release and Settlement Agreement, have agreed to compromise their claims and defenses each against the other in final and complete resolution of all claims and issues between the Parties; and

     WHEREAS, the Parties have agreed to enter into this Release and Settlement Agreement to accomplish their joint goal of settling and resolving all claims.

     NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the adequacy and sufficiency of which is hereby acknowledged, the undersigned parties hereto agree as follows:

     1.     Payment. PwC shall pay to Blue Rhino the sum of ********** ********************************** on or before February 26, 2003, to be held in trust by Blue Rhino’s attorneys until filing of the Dismissal referred to in Paragraph 2 hereof.

     2.     Dismissal. Upon receipt of Payment from PwC, Blue Rhino shall execute and file with the Forsyth County Clerk of Superior Court a Voluntary Dismissal with Prejudice of all claims against PwC.

     3.     Release by Blue Rhino. Blue Rhino does hereby relinquish, remise, release and forever discharge PwC and its respective members, partners, principals, insurers, agents, assigns, servants, employees, officers, directors, shareholders, representatives, and any and all other persons, parties or corporations that might be in privity with them, whether named herein or not, of and from all liabilities, costs, claims, demands, damages, losses, causes of action and suits which Blue Rhino may now have or claim to have, or might hereafter have or claim to have, whether same is known or not known at this time, arising out of or related to the claims that were asserted, or could have been asserted, in the Lawsuit.

     4.     Release by PricewaterhouseCoopers. PwC does hereby relinquish, remise, release and forever discharge Blue Rhino and its respective insurers, agents, assigns, servants, employees, officers, directors, shareholders, representatives, and any and all other persons, parties or corporations that might be in privity with them, whether named herein or not, of and from all liabilities, costs, claims, demands, damages, losses, causes of action and suits which PwC may now have or claim to have, or might hereafter have or claim to have, whether same is known or not known at this time, arising out of or related to the claims that were asserted, or could have been asserted, in the Lawsuit.

     5.     No Admission of Liability. The Parties hereto agree that this Release and Settlement Agreement is a settlement of disputed claims, and that neither this Agreement nor performance of any action hereunder shall be deemed an admission of any wrongdoing or liability by either party.

     6.     Costs and Attorneys’ Fees. The Parties hereto shall bear their own costs and attorneys’ fees incurred in connection with the Lawsuit.

     7.     Non-Disparagement. The Parties specifically agree they will not, except as required by law or professional regulations, do or say anything to any person or entity not a party to this Agreement that a reasonable person would expect at the time would have the effect of diminishing or constraining the goodwill and good reputation of any other of the Parties to this Agreement.

     8.     Return of Documents. Blue Rhino shall return to PwC all documents produced by PwC during the course of this litigation, including all copies thereof.

     9.     Entire Consideration and Agreement. This document sets forth the entire consideration for this Release and Settlement Agreement, which consideration is contractual and not a mere recital. All agreements and understandings between the Parties are embodied and expressed herein.

     10.     No Other Promises or Inducement. The undersigned Parties expressly warrant that no promise or inducement has been offered except as set forth herein. This Release and Settlement Agreement is executed without reliance upon any statement or representation of any person or party, or their representatives. Acceptance of the consideration set forth herein is in full accord and satisfaction of each of the causes of action which are disputed or could have been disputed herein.

     11.     Voluntary Execution. The Parties enter into this Release and Settlement Agreement voluntarily, upon advice of counsel and of their own accord and represent and warrant that they are under no duress and coercion in entering said agreement. The Parties further represent and warrant that they have reviewed the Release and Settlement Agreement and agree in all respects to its terms.

     12.     Benefit of Agreement. This Release and Settlement Agreement shall inure to the benefit of and shall be binding upon the undersigned parties and their respective heirs, executors, administrators, trustees, successors and/or assigns.

     13.     Warranty of Ownership of Claims. All parties warrant and represent that they are the sole holder and owner of each and every claim, cause of action, right or chose in action relating to the matters that are asserted or could have been asserted by the parties in this lawsuit and that no assignment, in whole or in part, of these claims, causes or rights has been made to any other party.

     14.     Execution of Additional Documents. The Parties agree that they will execute any and all additional documents necessary to effectuate the intent and purpose of this Release and Settlement Agreement.

     15.     Confidentiality. It is expressly agreed that the terms and conditions of the Release and Settlement Agreement, are, and shall remain, confidential, and shall not be revealed or disclosed by any party hereto except with the express written consent of all Parties hereto or upon the order of a court of competent jurisdiction, as may be necessary to enforce the terms of this Release and Settlement Agreement, or as may be necessary to comply with applicable professional regulations and applicable federal or state laws and regulations.

     16.     North Carolina Law. This Release and Settlement Agreement shall be construed under and governed by the laws of the State of North Carolina. All Parties consent to the jurisdiction of the General Court of Justice of Forsyth County, North Carolina for the enforcement of this Release and Settlement Agreement.

     17.     Integration and Merger. This Release and Settlement Agreement embodies, merges and integrates all prior and current agreements and understandings of the parties with regard to the settlement of the claims asserted or which could have been asserted by either Party in the above styled and numbered causes and may not be clarified, modified, changed or amended, except in writing, signed by each of the signatories hereto.

     The parties hereto have set their hands and seals this the 26th day of February, 2003.

BLUE RHINO CORPORATION

		By:	/s/ Billy D. Prim
		Its:	President

Attest:

By:	/s/ Mark Castaneda

PRICEWATERHOUSECOOPERS LLP

		By:	/s/
		Its:	Leader Litigation Practice Group